Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370
Contacts:

Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660

Denis K. Sheahan

Chief Financial Officer

(781) 982-6341

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP.
ANNOUNCES QUARTERLY DIVIDEND

Rockland, MA (December 15, 2011) — The Board of Directors of Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced a $0.19 per share dividend which will be payable on January 6, 2012, to stockholders of record as of the close of business on December 26, 2011.

Independent Bank Corp., which has Rockland Trust Company as a wholly-owned bank subsidiary, has $4.9 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank Where Each Relationship Matters®, visit www.RocklandTrust.com.

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